Exhibit 99.01

Information Relating to Item 14 - Other Expenses of Issuance and Distribution

Expenses in connection with the issuance and distribution of $150,000,000 of Junior Subordinated Notes of SCANA Corporation registered pursuant to Registration Statement on Form S-3 (File No. 333-163075) filed on November 12, 2009, other than underwriting compensation, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Filing Fee	$8,370
Printing and Delivery Expense	50,000
Blue Sky and Legal Fees	250,000
Trustee Fees	204,000
Rating Agency Fees	6,000
Accounting services	50,000
Miscellaneous	1,630
Total	$570,000